EXHIBIT 10.9

CARBON CREDIT PURCHASE AGREEMENT

This Carbon Credit Purchase Agreement (this “Agreement”), effective as of October 14, 2024 (the “Execution Date”), is entered into between Karbon-X Corp., a Nevada corporation (“Seller”), and Devvstream Holdings, Inc., an Alberta corporation (“Buyer”). Buyer was formed in connection with the Business Combination Agreement, dated September 12, 2023, as amended by the first amendment thereto, dated as of May 1, 2024 and as further amended by the second amendment thereto, dated as of August 10, 2024 (as the same maybe further amended, the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”), by and among the Company, Focus Impact Amalco Sub Ltd. (“Amalco Sub”), a company existing under the laws of the Province of British Columbia, and DevvStream, pursuant to which, among other things, the Company continued from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta under the Business Corporations Act and DevvStream and Amalco Sub amalgamated to form one corporate entity

RECITALS

WHEREAS, Buyer is a technology-based sustainability company that advances the development and monetization of environmental assets, with an initial focus on carbon markets.;

WHEREAS, Seller is a company trading carbon credits and other sustainable assets that holds carbon credits as set forth on Exhibit A (the “Carbon Credits”);

WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, the Carbon Credits subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Carbon Credits. At Closing Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in to the Carbon Credits, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Section 1.02 Assumption of Liabilities. Buyer shall not assume any liabilities or obligations of Seller of any kind related to the Carbon Credits, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.03 Purchase Price. The aggregate purchase price for this purchase of the Carbon Credits shall be USD $1,108,585 (the “Purchase Price”) The Buyer shall pay the Purchase Price to Seller in consideration for 170,552 shares of common stock of Buyer (the “Shares”) valued at $6.50 per share (the “Initial Valuation Price”). The Shares shall be issued and delivered to Seller, free and clear of all liens (other than those arising under applicable securities laws) in book entry form prior to the Closing Date.

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(a) Buyer and Seller shall enter into a Registration Rights Agreement in the form of Exhibit B hereto (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement Buyer shall file a registration statement for the registration of the Shares within 15 days of the Closing Date and shall cause such registration statement to be declared effective within 45 days of the Closing Date (the “Effective Date”). On or before the Effective Date Buyer shall cause its transfer agent to deposit the Shares into a brokerage account designated by Seller. Buyer shall pay all costs of the Registration Statement and the deposit, including any required legal opinions of either the transfer agent or the broker.

(b) Seller will take all necessary steps to transfer, convey and assign to Buyer all existing and future rights, title to, and interest in the Carbon Credits, and to transfer the Carbon Credits to the Verra Registry account designated by Buyer.

Section 1.04 Purchase Price Adjustment. On that date which is 18 months from the Closing Date, Seller shall complete an accounting of the sale of the Shares and advise Buyer of the total proceeds of the sales. In the event the gross proceeds from the sale of the Shares is less than $1,101,585 then Buyer shall issue additional shares to Seller (the “Additional Shares”) equal to 80% of the 20 day weighted average price of Buyer’s common stock on the date immediately preceding such adjustment, multiplied by the dollar amount of the adjustment required to meet $1,101,585.

ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures no later than three (3) business days the satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the day on which the Closing takes place being the “Closing Date”). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. pacific time on the Closing Date.

Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) An assignment duly executed by Seller, effecting all existing and future rights, title to, and interest in the Carbon Credits, and to transfer the Carbon Credits to the Verra Registry account designated by Buyer;

(ii) copies of all consents, approvals, waivers and authorizations referred to herein;

(iii) the Seller Closing Certificate (as defined in Section 6.02); and

(iv) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

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(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Shares in book entry format;

(ii) the Buyer Closing Certificate (as defined in Section 6.03); and

(iii) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of Chad Clovis, after due inquiry.

Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the Articles of Incorporation or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Carbon Credits; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Carbon Credits are subject; or (d) result in the creation or imposition of any Encumbrance on any of the Carbon Credits. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any Governmental Authority, as defined below) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

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Section 3.03 Compliance with Laws. Seller has complied, and is now complying, with all applicable laws and regulations applicable to ownership and use of the Carbon Credits.

Section 3.04 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Carbon Credits; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.06 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III of this Agreement (including the related portions of the Disclosure Schedules), neither Seller nor any officer, manager, member, employee or agent of Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty arising from statute or otherwise in law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of Sunny Trinh, after due inquiry.

Section 4.01 Organization and Authority of Seller; Enforceability, Seller is duly incorporated and validly existing as a corporation in good standing under the Business Corporations Act (Alberta). The Company has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

Section 4.02 The Shares. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with the Business Corporations Act (Alberta). The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances and will be issued in compliance with the Business Corporations Act (Alberta).

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Section 4.03. Reporting Obligations. A copy of each form, report, statement, schedule, proxy and other document filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on or prior to the Closing (the “SEC Reports”) is available to the Seller (including via the SEC’s EDGAR system). As of their respective filing dates all SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports. None of the SEC Reports filed under the Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), and (ii) changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to the Company. There are no outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports. For the avoidance of doubt, any restatement of the financial statements of the Company and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC following the date of this Agreement, shall not be deemed to constitute a breach of this Section 4.03. Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 4.03.

Section 4.04. Authorized Capital. As of the date of this Agreement, the authorized share capital of Buyer consists of (a) an unlimited number of Common Shares and (b) an unlimited number of preferred shares. As of the date of this Agreement there are ________ shares of common stock outstanding and no shares of preferred stock. There are no shareholder agreements, voting trusts or other agreements or understandings to which Buyer is a party or by which it is bound relating to the voting of any securities of Buyer, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement. Except as set forth in the SEC Reports or as contemplated by the Business Combination Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Buyer any equity interests in Buyer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than DevvStream, Inc., Buyer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

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Section 4.05 Litigation. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer by OTC Markets, Inc. or the SEC, respectively, to prohibit the listing of the Common Shares, or the registration of the Common Shares under the Exchange Act of 1934, as amended (the “Exchange Act”).

Section 4.06 Private Placement. Assuming the accuracy of Seller’s representations and warranties set forth in Section 3, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the transfer of the Consideration Shares to Seller hereunder. The Consideration Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to Seller in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Buyer will register the Shares for resale pursuant to the Registration Rights Agreement.

Section 4.07 Exchange Act Registration, Listing. The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the OTCQB maintained by OTC Markets Group, Inc. under the symbol “DSTRF”.

Section 4.08 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V

COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable law or stock exchange requirements, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

Section 5.02 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 5.03 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

Section 5.04 Best Efforts for Transfer of Carbon Credits. Subsequent to Closing, Seller and Buyer shall use their best efforts to obtain any required approval to transfer the Carbon Credits in a timely manner. Best efforts shall include, but not be limited to, promptly submitting all necessary documents and fees and promptly responding to requests for information or additional documents by any Governmental Authority with jurisdiction over the Carbon Credits. “Governmental Authority” means any state, local or political subdepartment thereof, or any agency or instrumentality of such government or political subdepartment, or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

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ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to Obligations of Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to obtaining at or prior to the Closing, any and all consents necessary for the assignment and assumption of the Purchased Assets, as well as the fulfillment, at or prior to the Closing, of the condition that no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 6.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) All required approvals, consents and waivers shall have been received, and copies thereof shall have been delivered to Buyer at or prior to the Closing.

(b) No Action shall have been commenced against Buyer or Seller that would prevent the Closing.

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, that restrains or prohibits any transaction contemplated hereby.

(d) The representations and warranties of Seller contained in Article III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

(e) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(f) Seller shall have delivered to Buyer duly executed counterparts to the documents and deliveries set forth in Section 2.02(a).

(g) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 6.02 (insofar as they relate to Seller) have been satisfied (the “Seller Closing Certificate”).

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Section 6.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a) All required approvals, consents and waivers shall have been received.

(b) No Action shall have been commenced against Buyer or Seller, which would prevent the Closing.

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d) The representations and warranties of Buyer contained in Article IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby.

(e) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(f) Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized manager or officer of Buyer, that each of the conditions set forth in Section 6 (insofar as they relate to Buyer) have been satisfied (the “Buyer Closing Certificate”).

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Seller (i) if Buyer fails to deliver the Shares in accordance with this Agreement, or (ii) if any of the conditions set forth herein shall not have been fulfilled prior to the Closing date unless such failure shall be due to the failure by Seller to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by Seller prior to the Closing;

(c) by Buyer or Seller in the event that (i) there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued any order, writ, judgment, injunction, decree, stipulation, determination or award (“Governmental Order”) restraining, enjoining, or denying the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

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Section 7.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article VII this Agreement shall forthwith become void and there shall be no further obligation or liability on the part of either party hereto except (i) as otherwise provided in this Agreement and (ii) that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof;

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Survival. None of the representations, warranties and covenants (to the extent such covenants relate to the performance of obligations prior to the Closing) contained in this Agreement or in any instrument delivered under this Agreement shall survive the Closing. This Section 8.01 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Closing Date.

Section 8.02 Indemnification By Seller. Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, members, managers, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder.

Section 8.03 Indemnification By Buyer. Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, directors, members, managers, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

Section 8.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

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ARTICLE IX

MISCELLANEOUS

Section 9.01 Expenses.

(a) Buyer shall pay (i) the fees, costs and expenses associated with pursuing necessary approvals from any Governmental Authority for the transfer of the Carbon Credits from Seller to Buyer, and (ii) its own fees, costs and expenses incurred in connection with this Agreement, including the fees, costs and expenses of Buyer’s financial advisors, accountants and counsel.

(b) Seller shall pay its own fees, costs and expenses incurred in connection with this Agreement, including the fees, costs and expenses of Seller’s financial advisors, accountants and counsel.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller:	Karbon-X Corp.
510 5th St. SW, Suite 910
Calgary, AB Canada T2P 3S2
Attn: Chad Clovis, Chief Executive Officer
Email: cc@karbon-x.com

with a copy (which shall not constitute notice) to:

Cutler Law Group, P.C. 6575 West Loop South, Suite 500 Bellaire, TX 77401 Attn: M. Richard Cutler Email: rcutler@cutlerlaw.com

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If to Buyer:	DevvStream Holdings Inc.
2108 N. St., Suite 4254.
Sacramento, CA 95816
Attn: Chris Merkel
Email: calum@allied.health

Section 9.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 9.05 Entire Agreement. This Agreement, the Note, and the documents to be delivered hereunder and thereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Buyer may, upon prior written notice to Seller, assign this agreement to an entity controlled by or in control of Buyer without the consent of Seller. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.07 No Third-party Beneficiaries. Except as provided in Article VIII(Indemnification), this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 9.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

Section 9.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Nevada in each case located in the county of Clark, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 9.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature(s) on following page(s)]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

KARBON-X CORP. a Nevada corporation

By:	/s/ Chad Clovis
Name:	Chad Clovis
Title:	Chief Executive Officer

BUYER:

DEVVSTREAM HOLDINGS, INC. an Alberta corporation

By:	/s/ Sunny Trinh
Name:	Sunny Trinh
Title:	Authorized Signatory

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EXHIBIT A

CARBON CREDITS

Dew Inventory

	Standard	ID	NAME	LOCATION	TECH	VINTAGE	VOLUME	DELIVERY	BUYING PRICE	TOTAL USD
KXC	VCS	1461	Grouped Connect Solar PV Power Generation Project	China	Solar	2015	18,000.00	Spot	$ 4.50	$ 81,000.00
KXC	VCS	2357	Improved cook stove market development in rural N	Neptal	Cookstove	2019	5,000.00	Spot	$ 12.50	$ 62,500.00
KXC	GS	10898	Up Energy Improved Cookstoves Programme Uganda	Uganda	Cookstove	2021	5,000.00	Spot	$ 13.82	$ 69,100.00
KXC	ACR	676	A-Gas V6	USA	Avoidance - HFC	2020	125,000.00	Spot	$ 4.25	$ 531,250.00
KXC	VCS	2250	Delta Blue Carbon	Pakistan	Blue Carbon	2020	500.00	Spot	$ 35.00	$ 17,500.00
KXC	VCS	1776	Green Infra Wind Power Generation	India	Wind	2023	33,124.00	Spot	$ 2.25	$ 74,529.00
KXC	VCS	1856	Bunided Wind Power Projectby Sembcorp	India	Wind	2022	3,636.00	Spot	$ 2.25	$ 8,181.00
KXC	VCS	1856	Bunided Wind Power Projectby Sembcorp	India	Wind	2023	6,310.00	Spot	$ 2.50	$ 15,775.00
KXC	GS	12302	Clean Cooking Rural India	India	Cookstove	2023	25,000.00	Spot	$ 9.95	$ 248,750.00
										$ 1,108,585.00

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EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

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